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                                                                    EXHIBIT 10.8


FOREWORD

This handbook is intended to serve as a summary of the benefits and practices and is not a contract. If a discrepancy or conflict should arise between this handbook and the official plan document or policy, the terms of the plan document or policy will prevail.

General Mills, Inc. expressly reserves the right to amend, terminate or replace the benefits, practices or policies at any time and at its sole discretion. This handbook supersedes all previous handbooks.

IMPORTANT NOTICE: This Booklet is an important document and should be kept in a safe place. This Booklet and the Certificate of Coverage made a part of this Booklet forms your Group Insurance Certificate.

TABLE OF CONTENTS

FOREWORD 1
  SCHEDULE OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  Who is Covered?  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  Effective Date of These Benefts  . . . . . . . . . . . . . . . . . . . . . .5
  You Should Know. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
  Dental Expense Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . .5
  Orthodontic Expense Coverage Supplement. . . . . . . . . . . . . . . . . . .6
  Major Medical Expense Coverage . . . . . . . . . . . . . . . . . . . . . . .6
  Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
  Maximums; Cost of the Insurance; When You Have a Claim
ELIGIBIUTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
  Who is Eligible? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
  Effective Date of Coverage . . . . . . . . . . . . . . . . . . . . . . . . .9
  When Coverage Could Bo Delayed . . . . . . . . . . . . . . . . . . . . . . .11
DENTAL EXPENSE COVERAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . .12
  Benefits; What is Covered?; Charges Not Covered
ORTHODONTIC EXPENSE COVERAGE SUPPLEMENT. . . . . . . . . . . . . . . . . . . .16
  Benefits; What is Covered?; Charges Not Covered
MAJOR MEDICAL EXPENSE COVERAGE . . . . . . . . . . . . . . . . . . . . . . . .19
  Benefits; What is Covered?; Charges Not Covered; Maximum
MODIFICATION - WHEN ANOTHER PERSON IS LIABLE FOR YOUR SICKNESS
OR INJURY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
IF AN INDIVIDUAL IS COVERED BY MORE THAN ONE PLAN. . . . . . . . . . . . . . .27
HOW MEDICARE AFFECTS BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . .31
GENERAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
  Assignment of Coverages to Others  . . . . . . . . . . . . . . . . . . . . .33
  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
  If You Need to Make a Claim. . . . . . . . . . . . . . . . . . . . . . . . .36
TERMINATION OF COVERAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . .37
  Events That Can End Your Insurance; End of Employment

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  Continuation of Coverage . . . . . . . . . . . . . . . . . . . . . . . . . .37
  Continued Coverage for an Incapacitated Child; When Health Care Insurance
  May Be Continued (Including Rights Under COBRA)
EXTENSION OF HEALTH CARE PROTECTION DURING TOTAL DISABILITY  . . . . . . . . .43
CONVERSION PRIVILEGE FOR HEALTH CARE INSURANCE . . . . . . . . . . . . . . . .44

SCHEDULE OF BENEFITS

Covered Classes: Employees of General Mills, Inc. (and its Affiliates) listed below are eligible for this Plan:

(1) All Employees classified by General Mills, Inc. as Chairman of the Board, Vice Chairman of the Board, President. Elected Corporate Vice Presidents and Executive or Senior Vice Presidents who are Company Officers.

(2) All former employees who: (1) are retired from the Company: and (2) were covered by this Plan on their last day of employment with the Company.

Program Date: January 1, 1996. This Booklet describes the benefits under the Plan as of the Program Date.

You should know...

* The Coverages in this Booklet are available to you if you are included in the Covered Classes. Only those Coverages for which you become insured will apply to you. The rules for becoming insured are in the Effective Date of Coverage section of this Booklet.

* There is a Delay of Effective Date section. The rules of that section may delay the start of your insurance.

* The Delay of Effective Date section also applies to any change, unless otherwise stated.

* The Coverages are described more fully on later pages of this Booklet. Be sure to read these pages carefully. They show when benefits are or are not payable under the Group Contract. They also outline when your insurance ends and the conditions, limitations and exclusions that apply to the Coverages. The benefits otherwise payable under the Group Contract for a person's health care expenses may be reduced because of benefits from other sources. See later pages for details.

* A Definitions section is included in this Booklet. Many of the terms used in this Booklet, such as "Active Work Requirement", are defined in that section.

* This Booklet and the Certificate of Coverage forms your Group Insurance Certificate. The Coverages in this Booklet are insured under a Group Contract issued by Prudential. All benefits are subject in every way to the entire Group Contract which includes the Group Insurance Certificate. It alone forms the agreement under which payment of insurance is made.

* The Group Contract referred to in this Booklet, or a copy of it, may be reviewed by you during regular business hours either at General Mills, Inc. or at Prudential's Group Operations office in Horsham, Pennsylvania.

* General Mills expects to continue the Group Program indefinitely. But General Mills reserves the right to amend, terminate or replace the benefits, practices or policies at anytime at its sole discretion. This would change or end the terms of the Group Program in effect at that time for active and retired Employees.

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DENTAL EXPENSE COVERAGE

* This Coverage pays benefits for many of the charges incurred for the preventive and corrective dental care you and your Qualified Dependents receive. Not all charges are eligible, some are eligible only to a limited extent. Benefits are based on the Eligible Charges incurred in a Calendar Year. There are Benefit Maximums. There is also an extension that may apply after a person ceases to be covered.

    If a proposed course of treatment is expected to involve charges of $300.00 or more, Pre-determination of Benefits is recommended. Pre-determination of Benefits is explained in the Coverage pages.

ORTHODONTIC EXPENSE COVERAGE SUPPLEMENT


* This supplements your Dental Expense Coverage. It pays benefits for some of the charges incurred for Orthodontic Procedures performed on you and your Qualified Dependents. Benefits are based on the Eligible Charges incurred in a Calendar Year. There are Benefit Maximums. Protection is not extended after the date a person ceases to be a Covered Person for the benefits of this Coverage Supplement.

MAJOR MEDICAL EXPENSE COVERAGE

* This Coverage pays benefits for many of the charges incurred for care and treatment of you or your Qualified Dependent's Sicknesses and Injuries. Not all charges are eligible and some are eligible only to a limited extent. Benefits are based on the Eligible Charges incurred in a Calendar Year. There are benefit maximums. There is also an extension that may apply after a person ceases to be covered.

    Some eligible charges under this coverage are subject to certain limits. Benefit Maximums also apply. These limits and maximums may apply on a calendar year or lifetime basis.

    This coverage may be changed in the future. If it is, any used parts of this coverage's maximums and limits will reduce any similar maximums and limits that apply under the changed coverage.

    This coverage may be replacing another Prudential Major Medical Expense coverage previously issued to the Employer. If so, the maximums and limits of this coverage will be reduced by any used parts of similar benefit maximums and limits under the replaced coverage.

    Another way to state this is that any benefit maximums and limits reduced by benefits received are not restored for future charges by any changes - whether to the coverage itself, or from another Major Medical Expense coverage to this one, except as follows. Any automatic limited restoration or restoration with evidence of insurability provisions under the coverage will continue to apply.

OTHER INFORMATION

Contract Holder: GENERAL MILLS, INC.

Group Contract No.: GE-40100

Affiliates: Affiliates are employers who are the Contract Holder's subsidiaries or affiliates and are reported to Prudential in writing by General Mills, Inc. for inclusion under the Group Contract, provided that Prudential has approved such request.

BENEFITS
    All Eligible Charges are subject to the Benefit Maximum:

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    The Amount Payable is 100% of the Eligible Charges.

BENEFIT MAXIMUM:
Lifetime Benefit Maximum for all Sicknesses and Injuries: $2,000,000 per each Covered Person.

Cost of the Insurance: The insurance in this Booklet is Non-contributory Insurance. The entire cost of the insurance is being paid by General Mills.

Prudential's Address:

The Prudential Insurance Company of America
Central Group Operations
P.O. Box 950
Horsham, Pennsylvania 19044-0950

WHEN YOU HAVE A CLAIM

No claim forms are required. Bills for medical and dental expenses can be sent directly to The Prudential by the provider, or submitted by the claimant. All bills or correspondence must be identified with "General Mills Executive Health Plan, Prudential Group Policy GE-40 100."

Claim envelopes are available for your use by contacting the Employee Benefits Department at General Mills.

ALTERNATE BENEFIT PAYMENT

Whenever a law or court order requires payment of health care expense benefits under the Group Contract to be made to a person or facility other than you, the payment will be made to that person or facility.

ELIGIBILITY

FOR EMPLOYEE INSURANCE

You are eligible for Employee Insurance while:*

*   You are an Employee of General Mills; and

*   You are in a Covered Class.

*If you are retired from General Mills while covered by this Plan, you will continue to be eligible for Insurance as a retiree.

Your class is determined by General Mills. This will be done under its rules, on dates it sets. General Mills must not discriminate among persons in like situations. You cannot belong to more than one class for insurance on each basis, Contributory or Non-contributory Insurance, under a Coverage. "Class" means Covered Class, Benefit Class or anything related to work, such as position or Earnings, which affects the insurance available.

FOR DEPENDENTS INSURANCE

Qualified Dependents:

These are the persons for whom you may obtain Dependents Insurance:

*   Your spouse.

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*   Your unmarried children less than 19 years old or age 25, if a full-time student.

Your children include your legally adopted children and each of your stepchildren, foster children and children of your Qualified Dependent children who depend on you for support and maintenance.

In the case of health care expense Coverages, your children also include children placed with you for adoption prior to legal adoption. A child placed with you for adoption prior to legal adoption is considered your Qualified Dependent from the date of placement for adoption, and is treated as though the child was a newborn child born to you.

Exceptions:

*   The age 19 limit does not apply to a child who:

    (a)  wholly depends on you for support and maintenance;
    (b)  is enrolled as a full-time student in a school; and
    (c)  is less than 25.

*   Your spouse or child is not your Qualified Dependent while:

    (a)  on active duty in the armed forces of any country; or
    (b) separately insured for health care expenses under the Group Contract as an Employee.

A child will not be considered the Qualified Dependent of more than one Employee. If this would otherwise be the case, the child will be considered the Qualified Dependent of the Employee named in a written agreement of all such Employees filed with General Mills. If there is no written agreement, the child will be considered the Qualified Dependent of:

    (a) the Employee who became insured under the Group Contract with respect to the child, while the child was a Qualified Dependent of only that Employee; and otherwise

    (b) the Employee who has the longest continuous service with the Employer, based on its records.

EFFECTIVE DATE OF COVERAGE

FOR EMPLOYEE INSURANCE

Your Employee Insurance under a Coverage will begin the first day on which:

*   You are eligible for Employee Insurance; and

*   You are in a Covered Class for that insurance; and

* Your insurance is not being delayed under the Delay of Effective Date section below; and

*   That Coverage is part of the Group Contract.

At anytime, the benefits for which you are insured are those for your class, unless otherwise stated.


FOR DEPENDENTS INSURANCE

Your Dependents Insurance under a Coverage for a person will begin the first day on which:

*   The person is your Qualified Dependent; and

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*   You are in a Covered Class for that insurance; and

*   You are insured for the Employee Insurance, if any, under that Coverage;
    and

* Your insurance for that Qualified Dependent is not being delayed under the Delay of Effective Date section below; and

*   Dependents Insurance under that Coverage is part of the Group Contract.

Special Dependents Insurance Rules for Newborn Children and Children Placed for Adoption Prior to Legal Adoption: These rules apply only to Dependents Insurance under a health care expense Coverage. They modify the above rules with respect to a child: (a) born to you; or (b) born to your Qualified Dependent child; or
(c) placed with you for adoption prior to legal adoption. They modify the above rules with respect to such child when you:

(1) are in a Covered Class for that insurance; and
(2) are insured for Employee Insurance under that Coverage; and
(3) are not insured for that child under the above rules.

You will become insured for that child from the moment of the child's birth, or in the case of a child placed for adoption, from the date the child is placed with you for adoption prior to legal adoption.

The insurance for the child will end as described in the Termination of Coverage section, except that:

(1) It will not end, by reason of your failure to pay any required contribution for that insurance, during the 31 day period starting with: (a) the child's birth; or (b) in the case of a child placed for adoption, the date the child is placed with you for adoption prior to legal adoption.

(2) Subject to (3) below:

    (a)  That insurance will not continue beyond the end of that 31 day period.

    (b) No benefits will be paid for any service or supply furnished for the child's health care after that period.

(3) Item (2) above will not apply if, at the end of that 31 day period, you are insured for the child by complying, as to that child, with the rules for becoming insured for Dependents Insurance. The Delay of Effective Date section will not preclude continuing the insurance for the child beyond that period.

Any exclusion of charges for pre-existing Sickness or Injury will not exclude charges for services and supplies furnished to a child placed with you for adoption prior to legal adoption.

Special Dependents Insurance Rules for Handicapped Dependents: These rules apply only to Dependents Insurance under a health care expense Coverage. They modify the requirements for becoming insured with respect to a Handicapped Dependent.

A "Handicapped Dependent" is a Qualified Dependent who is unable to carry on the regular and customary activities of a person in good health and of the same age and sex due to a bodily or mental disorder.

The same rules apply with respect to becoming insured for Dependents Insurance under a Coverage for a Handicapped Dependent as for any other Qualified Dependent, except as follows:

* The Delay of Effective Date section below will not operate to delay the date your insurance with respect to your Handicapped Dependent takes effect.

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Any exclusion of charges for pre-existing Sickness or Injury will not exclude charges for services and supplies furnished to a Handicapped Dependent.

You must submit proof, when and as required by General Mills, that the Qualified Dependent is a Handicapped Dependent.

Change in Family Status: It is important that you inform General Mills promptly when you first acquire a Qualified Dependent. You should also inform General Mills if your Dependents Insurance status changes from one to another of these categories:

*   No Qualified Dependents.

*   Qualified Dependent spouse only.

*   Qualified Dependent spouse and children.

*   Qualified Dependent children only.

DELAY OF EFFECTIVE DATE
(This does not apply to Retired Employees who are in the Covered Classes.)

FOR EMPLOYEE INSURANCE

Your Employee Insurance under a Coverage will be delayed if you do not meet the Active Work Requirement on the day your insurance would otherwise begin. Instead, it will begin on the first day you meet the Active Work Requirement and the other requirements for the insurance. The same delay rule will apply to any change in your insurance that is subject to this section. If you do not meet the Active Work Requirement on the day that change would take effect, it will take effect on the first day you meet that requirement.

FOR DEPENDENTS INSURANCE

A Qualified Dependent may be confined for medical care or treatment, at home or elsewhere. If a Qualified Dependent is so confined on the day that your Dependents Insurance under a Coverage for that Qualified Dependent, or any change in that insurance that is subject to this section, would take effect, it will not then take effect. The insurance or change will take effect upon the Qualified Dependent's final medical release from all such confinement. The other requirements for the insurance or change must also be met.

Exception for Newborn Child and Child Adopted or Placed for Adoption: Under a Coverage, this section does not apply to a child of yours at that child's birth if the child is born to you and either:

(1) is your first Qualified Dependent; or

(2) becomes a Qualified Dependent while you are insured for Dependents Insurance under that Coverage for any other Qualified Dependent.

Also, if a child is adopted or placed with you for adoption, this section does not apply to such child on the date of such placement or adoption.

DENTAL EXPENSE COVERAGE

FOR YOU AND YOUR DEPENDENTS

This Coverage pays benefits for many of the charges incurred for the preventive and corrective dental care you and your Qualified Dependents receive. Not all charges are eligible; some are eligible only to a limited extent. Section C has an extension that may apply under this Coverage after the date a person ceases to be a Covered Person.

A person may have benefits under this Coverage pre-determined.
"Pre-Determination of Benefits" is a system that allows a person and that person's Dentist to know, in advance, what estimated benefits would be payable under this Coverage for a proposed course of dental treatment.

Under Pre-Determination of Benefits, the Dentist can send Prudential a treatment plan before any Dental Services are performed. That plan should: (a) list the recommended Dental Services; and (b) show the charge for each Dental Service. The plan will be reviewed by Prudential and returned to the Dentist showing estimated benefits. Prudential may request supporting pre-operative x-rays or other diagnostic records in connection with Pre-determination of Benefits.

In computing the estimated benefits, Prudential may consider alternate Dental Services that are suitable for care of a specific condition. This will be done only if those alternate services would produce a professionally acceptable result, as determined by Prudential.

Pre-Determination of Benefits is recommended if a proposed course of treatment is expected to involve charges of $300.00 or more.


Some of the terms used in this Coverage:

* Eligible Charges: These are the charges that may be used as the basis for a claim. They are the charges for certain services, to the extent the charges meet the terms of Section B.

*   Dental Services: A service in the List of Dental Services.

*   Dentist: A person who is either of these:

    (a)  a licensed dentist acting within the scope of the dental profession.

    (b) any other Doctor furnishing dental services that the Doctor is licensed to perform.


A. BENEFITS.

The benefits are described below.

Benefit Amount. Payable: The benefit amount payable is the applicable Covered Percent of Eligible Charges incurred for a person's dental care. The Benefit Maximum and the Covered Percents are shown in the Schedule of Benefits.

B. ELIGIBLE CHARGES.

A charge is an Eligible Charge if all of these conditions are met:

(1) It is made for a Dental Service furnished to you or your Qualified
    Dependent.

(2) The Dental Service applies, or is furnished for treatment of the following:

    (a)  temporomandibular joint disorders; or
    (b)  craniomandibular disorder; or
    (c)  malocclusion involving joints or muscles; or
    (d) birth defects known as cleft lip and cleft palate, including orthodontic treatment and oral surgery involved in the management of these defects. Such treatment must be provided before the person attains age 19.

(3) The person is a Covered Person when the charge is incurred. A charge is considered

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incurred on the date the service is furnished.

(4) It is not described in Charges Not Covered below.

With respect to item (3) above, a charge is considered incurred as follows:

(1) For an appliance, or alteration of one: on the date the impression for it is taken.

(2) For a crown, bridge or gold restoration: on the date the tooth is prepared for it.

(3) For root canal therapy: on the date the pulp chamber is opened.

(4) For all other Dental Services: on the date the service is provided.

A charge, or part of a charge, for a Dental Service is not an Eligible Charge if excluded. It is excluded to the extent it: (1) falls outside the Charge Limit below for that service; or (2) is described in Charges Not Covered below.

CHARGE LIMIT: This applies if a benefit for a charge for a Dental Service would be provided under both of the following:

(1) this Coverage; and

(2) any other program which is paid for in full or in part, directly or indirectly, by General Mills. This includes both insured and uninsured programs. When a program provides benefits in the form of services, the cash value of each service rendered is considered both a charge incurred and the benefit provided for that charge.

In that case, the charge for the Dental Service will be eligible only to the extent needed to pay a benefit equal to the amount, if any, by which (a) exceeds
(b):

(a) The benefit that would be payable for that charge under this Coverage if this limit did not apply.

(b) The total benefits for that charge under all other programs described above.

CHARGES NOT COVERED:

(1) A charge for a service not reasonably necessary, or not customarily performed, for the dental care of a specific condition of the Covered Person.

(2) A charge for a service not furnished by a Dentist. This (2) does not apply if the service: (a) is performed by a licensed dental hygienist under the direction of a Dentist; or (b) is an x-ray ordered by a Dentist.

(3) A charge for a service:

    (a) furnished by or for the federal or any state or local government, unless payment of the charge is required; or

    (b) to the extent that the service, or any benefit for the charge, is provided by any law or governmental plan under which the person is or could be covered. This (b) does not apply to a state plan under Medicaid or to any law or plan when, by law, its benefits are excess to those of any private insurance program or other non-governmental program.

(4) A charge for a replacement or modification of a partial or full removable denture, a removable bridge or fixed bridgework, or for adding teeth to any of these, or for a replacement or modification of a crown or gold restoration, within 5 years after that denture, bridge, bridgework, crown or gold restoration was installed.

(5) A charge for a partial or full removable denture, removable bridge, or fixed bridgework if it includes replacement of one or more natural teeth missing before the person became a Covered Person under this Coverage. This
    (5) does not apply if the denture, bridge or bridgework also includes replacement of a natural tooth that:


    (a)  is removed while the person is a Covered Person; and


    (b) was not an abutment to a partial denture, removable bridge or fixed bridge installed during the prior 5 years.

(6) A charge for any of the following services:

    (a) An appliance, or modification of one, if an impression for it was made before the person became a Covered Person.

    (b) A crown, bridge or gold restoration, if a tooth was prepared for it before the person became a Covered Person.

    (c) Root canal therapy, if the pulp chamber for it was opened before the person became a Covered Person.

(7) A charge in connection with a service furnished for cosmetic purposes. Facings on crowns, or pontics, that are behind the second bicuspid will always be considered cosmetic. This (8) does not apply if the service is needed as a result of accidental injuries sustained while a person is a Covered Person.

(8) A charge in connection with:

    (a) an orthodontic service or procedure, other than one involved in the management of cleft lip or cleft palate; or

    (b)  replacement of lost or stolen appliances; or

    (c) appliances, restorations or procedures needed to alter vertical dimensions or restore occlusion, or for the purpose of splinting or correcting attrition or abrasion.

(9) A charge in connection with Injury or disease arising out of, or in the course of, any work for wage or profit (whether or not with the Employer) if such Injury or disease is covered by any workers' compensation law, occupational disease law or similar law.

(10) A charge for a service to the extent that it is more than the usual charge made by the provider for the service when there is no insurance.

(11) A charge for a service to the extent that it is above the reasonable and customary charge in the area for dental care of a comparable nature. A charge is above the reasonable and customary charge to the extent that it is above the range of charges generally made in the area for dental care of a comparable nature. The area and that range are as determined by Prudential.

The benefits of this Coverage are payable to you. The Claim Rules apply to the payment of the benefits.


ORTHODONTIC EXPENSE COVERAGE SUPPLEMENT

FOR YOU OR YOUR QUALIFIED DEPENDENTS

This supplements your Dental Expense Coverage. It pays benefits for some of the charges incurred for Orthodontic Procedures performed on you or your Qualified Dependents. Not all charges are eligible. The Eligible Charges under this Coverage Supplement are those described below. Protection under this Coverage Supplement is not extended after the date a person ceases to be a Covered Person for the benefits of this Coverage Supplement.

Some of the terms used in this Coverage Supplement:

Orthodontic Procedure: Use of active appliances to move teeth, to correct:

(1) faulty position of teeth (malposition); or

(2) abnormal bite (malocclusion).

Orthodontic Treatment Plan: A Dentist's report, on a form approved by Prudential, that:

(1) states the class of malocclusion or malposition; and

(2) recommends and describes needed treatment by Orthodontic Procedures; and

(3) estimates the duration of the treatment; and

(4) estimates the total charge for the treatment; and

(5) includes cephalometric x-rays, study models and any other supporting evidence that Prudential may reasonably require.

Eligible Charges: These are the charges that may be used as the basis for a claim. They are charges for certain services and supplies, to the extent the charges meet the terms of Section B.

Covered Percent: A percentage of Eligible Charges used to determine the benefits payable for certain charges. The Covered Percent is shown in the Schedule of Benefits.

A. BENEFITS.

The benefits for the Eligible Charges incurred in connection with the Orthodontic Procedures performed on a person and described in an Orthodontic Treatment Plan are described below.

Benefit Amount Payable: The benefit amount payable is the Covered Percent of those Eligible Charges. The Benefit Maximum and the Covered Percent are shown in the Schedule of Benefits.

B. ELIGIBLE CHARGES.

A charge is an Eligible Charge if all of these conditions are met:

(1) It is made for a service or supply furnished a person in connection with an Orthodontic Procedure and before the end of the estimated duration shown in the Orthodontic Treatment Plan.

(2) An active appliance for that Orthodontic Procedure is inserted while the person is a Covered Person for the benefits of this Coverage Supplement.

(3) The charge is incurred during a 3-month period described below. That period must start while the person is a Covered Person for the benefits of this Coverage Supplement.

(4) The Orthodontic Procedure is needed to correct one of these conditions:

    (a) Vertical or horizontal overlap of upper teeth over lower teeth (overbite or overjet).

    (b) Faulty alignment (either frontwards or backwards) of the upper and lower arches with each other.

    (c)  Cross-bite.

(5) The service or supply is made part of an Orthodontic Treatment Plan that, before the Orthodontic Procedure is performed, has been:

    (a)  sent to Prudential for review; and

    (b)  returned by Prudential to the Dentist showing estimated benefits.

A charge, or part of a charge, is not eligible if it is excluded. It is excluded to the extent it is described in the Charges Not Covered below.

The total estimated Eligible Charges for an Orthodontic Treatment Plan, as determined from that Plan, will be considered made and incurred in installments over the estimated duration of the Orthodontic Treatment Plan shown in that Plan, in these amounts and at these times:

(1) Amounts: The installments, except the first, will be equal. The first will be twice each of the others.

(2) Times: The date the appliances are first inserted, at the end of the 3-month period starting with that date, and at the end of each of the following 3-month periods.

If the actual Eligible Charges for the Orthodontic Treatment Plan are less than or more than the estimated Eligible Charges, the last installment above will be:
(a) reduced by any excess of estimated over actual; or (b) increased by any excess of actual over estimated.

Charges Not Covered:

(1) Any "Charges Not Covered" that are part of the Dental Expense Coverage. This does not apply to items (6), (7) and (8) of that part.

(2) Any charges for an Orthodontic Procedure if an active appliance for that Orthodontic Procedure has been installed before the first day on which the person became a Covered Person for the benefits of this Coverage Supplement.

(3) Any charges for an Orthodontic Procedure for which an active appliance has been installed within the two years starting with the date the person became a Covered Person for the benefits of this Coverage Supplement. This applies only to a person who does not become such a Covered Person by the 31st day after the first day the person is eligible to become such a Covered Person.

The benefits of this Coverage Supplement are payable to you. The Claim Rules apply to the payment of the benefits.


MAJOR MEDICAL EXPENSE COVERAGE

FOR YOU AND YOUR DEPENDENTS

This Coverage pays benefits for many of the charges incurred for care and treatment of you or your Qualified Dependent's Sicknesses and Injuries. Not all charges are eligible; some are eligible only to a limited extent. Benefits are based on the Eligible Charges incurred in a Calendar Year. A person's protection under this Coverage may be extended after the date that person ceases to be a Covered Person. See the Extension of Health Care Protection page. That page applies to this Coverage.

Some of the terms used in this Coverage:

* Eligible Charges: These are the charges that may be used as the basis for a claim. They are the charges for certain services and supplies, to the extent the charges meet the terms of Section B.

* Covered Percent: A percentage of Eligible Charges used to determine the benefits payable for certain charges. The Covered Percent is shown in the Schedule of Benefits.

A. BENEFITS.

The benefits are described below. All benefits are subject to the lifetime benefit maximum of $2,000,000 per covered person for all sicknesses and injuries.

B. ELIGIBLE CHARGES.

A charge is an Eligible Charge if all of these conditions are met:

(1) It is made for a service or supply furnished to you or your Qualified Dependent.

(2) The service or supply is ordered by a Doctor.

(3) The person is a Covered Person when the charge is incurred.

(4) The service or supply is furnished:

    (a) in connection with the diagnosis, cure, mitigation, treatment or prevention of disease; or

    (b)  for the purpose of affecting any structure or function of the body.

A charge is considered incurred on the date of the service or purchase for which the charge is made. A charge, or part of a charge, is not an Eligible Charge if excluded. It is excluded if it is described in the Charges Not Covered below.

Charges Not Covered

(1) War: Charges for Sickness or Injury due to war or any act of war while the person is a Covered Person. "War" means declared or undeclared war and includes resistance to armed aggression.

(2) Work-connected Injury or Disease Charge: A charge in connection with (a) or
    (b), to the extent covered by any other plan or program:

    (a) Injury arising out of, or in the course of, any work for wage or profit (whether or not with General Mills).

    (b) Disease covered, with respect to such work, by any workers' compensation law, occupational disease law or similar law.

(3) Government Plan Charge: A charge for a service or supply:

    (a) furnished by or for the United States government or any other government, unless payment of the charge is required by law; or

    (b) to the extent that the service or supply, or any benefit for the charge, is provided by any law or governmental plan under which the patient is or could be covered. This (b) does not apply to a state plan under Medicaid or to any law or plan when, by law, its benefits are excess to those of any private insurance program or other non-governmental program.

(4) Charges for Services or Supplies that are Not Needed or Not Appropriately
    Provided: A charge for a service or supply is not covered to the extent that it is not needed or not appropriately provided. Charges for services or supplies furnished in connection with a service or supply that is not needed or not appropriately provided are also not covered.

     For the purpose of this exclusion a service or supply will be considered both "needed and appropriately provided" if Prudential determines that it meets each of these requirements:

     (a) It is ordered by a Doctor for the diagnosis, cure, mitigation, treatment or prevention of a Sickness or Injury.

     (b) The prevailing opinion within the appropriate specialty of the United States medical profession is that it is safe and effective for its intended use, and that its omission would adversely affect the person's medical condition.

     (c) It is furnished by a provider with appropriate training, experience, staff and facilities to furnish that particular service or supply.

Prudential will determine whether these requirements have been met based on:

*    Published reports in authoritative medical literature;

* Regulations, reports, publications or evaluations issued by government agencies such as the Agency for Health Care Policy and Research, the National Institutes of Health, and the Food and Drug Administration (FDA);

* Listings in the following drug compendia: The American Medical Association Drug Evaluations, The American Hospital Formulary Service Drug Information and The United States Pharmacopeia Dispensing Information; and

* Other authoritative medical sources to the extent that Prudential determines them to be necessary.

(5) Charge Above the Usual Charge: A charge for a service or supply to the extent that it is above the usual charge made by the provider for the service or supply when there is no insurance.

(6) Charge Above the Prevailing Charge: A charge for a service or supply to the extent that it is above the prevailing charge in the area for a like service or supply. A charge is above the prevailing charge to the extent that it is above the usual charge of the provider to a person of socio-economic status. The prevailing charge will be determined by Prudential.

(7) Charges for Experimental or Investigational Services or Supplies: A charge for a service or supply is not covered to the extent that it is experimental or investigational. Charges for services or supplies furnished in connection with a service or supply that is experimental or investigational are also not covered.

     For the purpose of this exclusion a service or supply will be considered "experimental or investigational" if Prudential determines that one or more of the following is true:

     (a) The service or supply is under study or in a clinical trial to evaluate its toxicity, safety or efficacy for a particular diagnosis or set of indications. Clinical trials include but are not limited to phase I, II and III clinical trials.

     (b) The prevailing opinion within the appropriate specialty of the United States medical profession is that the service or supply needs further evaluation for the particular diagnosis or set of indications before it is used outside clinical trials or other research settings.

          Prudential will determine if this item (b) is true based on:

          (i)   Published reports in authoritative medical literature; and

          (ii) Regulations, reports, publications and evaluations issued by government agencies such as the Agency for Health Care Policy and Research, the National Institutes of Health, and the FDA.

     (c) In the case of a drug, device or other supply that is subject to FDA approval:

          (i)   It does not have FDA approval; or

          (ii) It has FDA approval only under its Treatment Investigational New Drug regulation or a similar regulation; or

          (iii) It has FDA approval, but it is being used for an indication or at a dosage that is not an accepted off-label use. Prudential will determine if a use is an accepted off-label use based on published reports in authoritative medical literature and entries in the following drug compendia: The American Medical Association Drug Evaluations, The American Hospital Formulary Service Drug Information and The United States Pharmacopeia Dispensing Information.

     (d) The provider's institutional review board acknowledges that the use of the service or supply is experimental or investigational and subject to that board's approval.

     (e) The provider's institutional review board requires that the patient, parent or guardian give an informed consent stating that the service or supply is experimental or investigational or part of a research project or study; or federal law requires such a consent

     (f) Research protocols indicate that the service or supply is experimental or investigational. This item (f) applies for protocols used by the patient's provider as well as for protocols used by other providers studying substantially the same service or supply.

(8) Charges for Educational Services or Supplies: A charge for a service or supply is not covered to the extent that it is determined by Prudential to be educational. Charges for services or supplies furnished in connection with a service or supply that is educational are also not covered. "Educational" means:

     (a) That the primary purpose of the service or supply is to provide the person with any of the following: training in the activities of daily living; instruction in scholastic skills such as reading and writing; preparation for an occupation; or treatment for learning disabilities; or

     (b) That the service or supply is being provided to promote development beyond any level of function previously demonstrated.

     "Training in the activities of daily living" does not include training directly related to treatment of a Sickness or Injury that resulted in a loss of a previously demonstrated ability to perform those activities.

     In the case of a Hospital stay, the length of the stay and Hospital services and supplies are not covered to the extent that they are determined to be allocable to the scholastic education or vocational training of the patient.

(9) Blood Charge: A charge for blood or blood plasma which is replaced by or for the patient.

(10) Cosmetic Surgery Charge: A charge in connection with Cosmetic Surgery. "Cosmetic Surgery" means surgery performed mainly to change a person's appearance. It includes surgery performed to treat a mental, psychoneurotic or personality disorder through change in appearance. But the following are not considered to be Cosmetic Surgery:

     (a) Surgery to correct the result of an accidental injury sustained while a person is a Covered Person.

     (b) Surgery to treat a condition, including a birth defect, which impairs the function of a body organ.

     (c) Surgery to reconstruct a breast after a mastectomy performed for the treatment of a disease.

(11) Impregnation or Fertilization Charge: A charge for either of the following that involves either a Covered Person or a surrogate as a donor or recipient:

     (a)  Actual or attempted impregnation.

     (b)  Actual or attempted fertilization.

(12) Custodial Care: Charges for services in connection with Custodial Care.

(13) Payment Not Required: Charges which the Covered Person is not legally required to pay.

(14) Charge made by the Employer or a Close Relative: A charge for a service or supply furnished by:

     (a)  the Employer;

     (b) a Close Relative. "Close Relative" means you, your spouse, and a child, brother, sister or parent of you or your spouse.

(15) Charge under Employer's Other Programs: A charge to the extent it would be covered under one of the following programs without regard to any rules of the program for coordination of benefits:

     (a)  Any group insurance, other than this Major Medical Expense Coverage.

     (b) Any other program of coverage for individuals in a group. This includes insured and uninsured programs.

     These programs are included in this part (15) if they:

     (a)  provide benefits for, or due to, medical or dental care or treatment;
          and

     (b) are paid for in full or in part, directly or indirectly, by the Employer.

          When a program provides benefits in the form of services, the cash value of each service rendered is considered both a charge incurred and the benefit provided for that charge.

(16) Transportation Charge: A charge for transportation. This will not apply to local ambulance travel.

(17) Motor Vehicle Charge: A charge for the purchase of, or alteration of, a motor vehicle.

(18) Charge for Capital Improvement of Property: A charge for the purchase, installation, or construction of any: (a) device; or (b) equipment; or
     (c) facility; determined by Prudential to be a capital improvement of property.

(19) Cost of Insurance Coverage: A charge for the cost of insurance coverage. "Insurance coverage" means any:

     (a)  group insurance; or

     (b)  individual insurance; or

     (c) other program of coverage that provides benefits for, or due to, medical or dental care or treatment. This includes:

          (i)   insured and uninsured programs.

         (ii)  pre-payment programs.

C. MAXIMUM.

The lifetime benefit for you and your covered dependents is $2,000,000 per covered person.

The benefits of this Coverage are payable to you. The Claim Rules apply to the payment of the benefits.


MODIFICATION OF PROVISIONS CONCERNING TO WHOM BENEFITS ARE PAYABLE

This modification changes the parts of the Group Contract that state to whom benefits under the health care expense Coverages of the Group Contract are payable. It applies to benefits payable under those Coverages with respect to a Qualified Dependent child for whom you are insured for Dependents Insurance under those Coverages, but only when all the following conditions exist:

(1) You are the parent of the Qualified Dependent child.

(2) You and the other parent of such child are divorced or separated.

(3) By court decree, you have legal responsibility for the health care expenses of such child, but you do not have custody of the child.

(4) The other parent of such child has custody of the child (called Custodial Parent below).

If all the above conditions are met, the following will apply:

1. Upon request by the Custodial Parent, Prudential will pay any benefits payable under a health care expense Coverage of the Group Contract for charges for a service or supply furnished to such Qualified Dependent child directly to the provider of such service or supply. But this is subject to the following conditions:

    (a) Any such request must be made in accordance with the Group Contract's Claim Rules.

    (b) No payment will be made to the provider of such service or supply if any benefits have been paid to you for such service or supply before Prudential receives the request from the Custodial Parent.

    (c) Any such payment of benefits by Prudential will be made whether or not you have made claim for such benefits.

2. When Prudential pays any benefits directly to the provider of a service or supply in accordance with 1. above:

    (a) Such benefits will be paid directly to the provider as if they had been assigned by you to such provider.

    (b) Solely with respect to payment of such benefits, this payment provision will supersede:

         (i)   any assignment provisions of the Group Contract; and

         (ii) any provision of the Group Contract that states benefits are payable to you.

If an amount is so paid directly to the provider of a service or supply, Prudential will not have to pay that part of the insurance again.

BENEFIT MODIFICATION FOR THIRD PARTY LIABILITY

This form modifies any Coverage of the Group Contract that:

(1) is a health care expense Coverage; or

(2) provides weekly or long term disability benefits.

A.  This Modification applies when:

(1) a person, other than the person for whom a claim is made, is considered responsible for a Sickness or Injury;

(2) payment for the Sickness or Injury has been made, or may be made in the future, by or for that responsible person (as a settlement, judgment or in any other way); and

(3) the total amount of benefits paid under one or more coverages to which this Modification applies on account of that Sickness or Injury exceeds $5,000.

B. Once this Modification applies, Prudential may require the Covered Person(s) involved (or, if incapable, that person's legal representative) to agree in writing that, upon receiving the full amount of any payments required from, and made by or for, the person responsible for the Sickness or Injury (as a result of a settlement, judgment, etc.), the Covered Person(s) or the legal representative will promptly pay back the benefits paid under this Group Contract due to that Sickness or Injury, to the extent of any such payments made by or for the responsible person.

    The agreement referred to above is to apply whether or not: (a) liability for the payments is admitted by the responsible person; and (b) such payments are itemized. A reasonable share of fees and costs incurred to obtain such payments may be deducted from amounts to be repaid to Prudential.

C. Amounts due Prudential to repay benefits, agreed to as described above, may be deducted from other benefits payable by Prudential after the payments by or for the responsible person have been made.

    When benefits have been provided in the form of services, the reasonable cash value for each service rendered will be considered a benefit paid.


RULES FOR COORDINATION OF BENEFITS OF THE GROUP CONTRACT WITH OTHER BENEFITS

The purpose of a group health care program is to help you pay for covered expenses, but not to result in total benefits greater than the covered expenses incurred. Thus, the Group Contract's benefits that, without these rules, would be payable for you or your Qualified Dependent's health care expenses may be reduced so that the total benefits from this and all of the other Programs (defined below) will not be more than the total Allowable Expenses (defined below). That reduction will be made only if these rules so state. This coordination with other Programs helps to control the cost of benefits for everyone.

These rules for coordination apply to This Program, but only with respect to expenses incurred on or after the date these rules take effect. "This Program" and other terms used in these rules are defined in Section A. Section B describes the effect of other health care benefits on those of the Group Contract, subject to Sections C, D and E.

A. DEFINITIONS.

(1) Program: Any of these which provide benefits or services for, or by reason of, dental, vision, or medical care or treatment:

    (a) Coverage under a governmental plan or required or provided by law. This does not include a state plan under Medicaid or any law or plan when, by law, its benefits are excess to those of any private insurance program or other non-governmental program.

    (b) Group insurance or other coverage for persons in a group, whether insured or uninsured. This includes prepayment, group practice or individual practice coverage. But this does not include school accident-type coverage for grammar school, high school, and college students.

    (c) Medical, dental or vision care coverage under the "no fault" or medical payments provisions of an automobile insurance contract.

    For the purposes of these rules, each Program will be treated as one of these three types of Program:

    A Dental Program is one that mainly provides benefits or services for, or because of, dental care or treatment.

    A Vision Care Program is one that mainly provides benefits or services for, or because of, vision care or treatment.

    A Medical Program is one that mainly provides benefits or services for, or because of, medical care or treatment, and is not a Dental Program or a Vision Care Program.

    Separate Programs:

    Each contract or other arrangement for coverage under (a), (b) or (c) is a separate Program. But each part of a contract or other arrangement for-coverage that is a Dental Program, a Vision Care Program, or a Medical Program is a separate Program.

    Also, rules for coordination of benefits may apply only to part of a Dental Program, Vision Care Program, or Medical Program. If so, the part to which the rules apply is a separate Program from the part to which the rules do not apply.

(2) This Program: The part of the Group Contract that provides benefits for health care expenses.

    The term "This Program" applies separately to each part of the Group Contract that is a Dental Program, a Vision Care Program, or a Medical Program.

(3) Allowable Expense: For any health care expense insurance Coverages described in the Booklet, the usual and prevailing charge for a needed service or supply, when the charge, service or supply is covered at least in part by one or more Medical Programs or Vision Care Programs covering the person for whom claim is made. "Usual charge", "prevailing charge" and "needed service or supply" have the same meanings as in the Major Medical Expense Coverage.

    For any dental expense insurance Coverage described in the Booklet, an Allowable Expense is the usual and prevailing charge for a reasonably necessary service or supply, when the charge, service or supply is covered at least in part by one or more Dental Programs covering the person for whom claim is made. "Usual charge" and "prevailing charge" have the same meanings as described in the dental expense insurance Coverage.

    When a Program provides benefits in the form of services, the reasonable cash value for each service rendered will be considered both an Allowable Expense and a benefit paid.

    If a person covered by This Program has expenses for a stay in a Hospital private room, the term Allowable Expense does not include the difference between the charge for the Hospital private room and the Eligible Charge for a Hospital room under This Program, unless:

    (a) the Hospital private room charges are a covered expense under one of the Programs; or

    (b) the person's stay in a Hospital private room is medically necessary in terms of generally accepted medical practice.

(4) Claim Determination Period: A Calendar Year, but, for a person, this does not include any part while the person has no coverage under This Program or any part before the date these or similar rules take effect.

B. EFFECT ON BENEFITS.

(1) When this Section Applies: This Section B applies when the sum of the benefits in (a) and (b) below for a person's Allowable Expenses in a Claim Determination Period would be more than those Allowable Expenses. In that case, the benefits of This Program will be reduced so that they and the benefits in (b) do not total more than those Allowable Expenses.

    (a) The benefits that would be payable for the Allowable Expenses under This Program in the absence of this Section B.

    (b) The benefits that would be payable for the Allowable Expenses under all other Programs of the same type as This Program, in the absence of rules with a purpose like that of these rules, whether or not claim is made. But this (b) does not include the benefits of a Program if:

         (i) It has rules coordinating its benefits with those of This Program; and

         (ii) Those rules have Claim Determination Period and Facility of Payment items similar to those in these rules; and

         (iii) Its rules and This Program's rules both require This Program to determine benefits before it does.

(2) This Program's Rules for the Order in which Benefits are Determined: When a person's health care is the basis for a claim:

    (a) Non-dependent/Dependent: The benefits of a Program that covers the person other than as a dependent are determined before those of a Program that covers the person as a dependent.

    (b) Dependent Child/Parents Not Separated or Divorced: Except as stated in subparagraph B.(2)(c) below, when This Program and another Program cover the same child as a dependent of different persons, called "parents":

         (i) the benefits of the Program of the parent whose birthday falls earlier in a year are determined before those of the Program of the parent whose birthday falls later in that year; but

         (ii) if both parents have the same birthday, the benefits of the Program which covered the parent longer are determined before those of the Program which covered the other parent for a shorter period of time.

         However, if the other Program does not have this rule (b), and if, as a result, the Programs do not agree on the order of benefits, the rule in the other Program will determine the order of benefits.

    (c) Dependent Child/Separated or Divorced Parents: If two or more Programs cover a person who is a dependent child of divorced or separated parents, benefits for the child are determined in this order:

         (i)   first, the Program of the parent with custody of the child;

         (ii) then, the Program of the spouse of the parent with custody of the child; and

         (iii) finally, the Program of the parent not having custody of the child.

         However, if the specific terms of a court decree state that one of the parents is responsible for the health care expenses of the child, and the entity obligated to pay or provide the benefits of the Program of that parent has actual knowledge of those terms, the benefits of that Program are determined first. This paragraph does not apply when any benefits are actually paid or provided before the entity has that actual knowledge.

    (d) Active/Inactive Employee: The benefits of a Program which covers a person as an employee who is neither laid off nor retired, or as that employee's dependent, are determined before those of a Program which covers that person as a laid off or retired employee or as that employee's dependent. If the other Program does not have this rule, and if, as a result, the Programs do not agree on the order of benefits, this rule (d) is ignored.

    (e) Longer/Shorter Length of Coverage: If none of the above rules determine the order of benefits, the benefits of the Program which covered a person longer are determined before those of the Program which covered that person for the shorter time.

(3) Effect of Reduction in Benefits: When these rules reduce This Program's benefits, each benefit is reduced in proportion. It is then charged against any applicable benefit limit of This Program.

C. RIGHT TO RECEIVE AND RELEASE NEEDED INFORMATION.

Certain facts are needed to apply these coordination of benefits rules. Prudential has the right to decide which facts it needs. It may get needed facts from or give them to any other organization or person. Prudential need not tell, or get the consent of, any person to do this. Each person claiming benefits under This Program must give Prudential any facts it needs to pay the claim.

D. FACILITY OF PAYMENT.

A payment made under another Program may include an amount which should have been paid under This Program. If it does, Prudential may pay that amount to the organization which made that payment. That amount will then be treated as though it were a benefit paid under This Program. Prudential will not have to pay that amount again. The term "payment made" includes providing benefits in the form of services, in which case the payment made shall be deemed to be the reasonable cash value of any benefits provided in the form of services.

E. RIGHT OF RECOVERY.

If the amount of the payments made by Prudential is more than it should have paid under This Program, it may recover the excess. It may get such recovery or payment from one or more of:

(A) the persons it has paid or for whom it has paid;

(B) insurance companies; or

(C) other organizations.

The "amount of the payments made" includes the reasonable cash value of any benefits provided in the form of services.

PROVISIONS FOR REDUCTION OF BENEFITS BECAUSE OF MEDICARE

These Provisions apply to all health care expense Coverages under the Group Contract (called Affected Coverages below). They change the Affected Coverages to reduce their benefits because of those a person has or could have obtained under Medicare. The changes are described below.

Some of the terms used in these Provisions:

Medicare: Title XVIII (Health Insurance for the Aged and Disabled) of the United States Social Security Act, as amended from time to time.

Part A of Medicare: The program of Hospital Insurance Benefits for the Aged and Disabled under Part A of Medicare.

Part B of Medicare: The voluntary program of Supplementary Medical Insurance Benefits for the Aged and Disabled under Part B of Medicare.

Subject Person: A person who is or could be covered under Medicare.

Full Medicare Coverage: Coverage for all benefits provided under Part A and Part B of Medicare. This includes benefits that would be provided under Medicare in the absence of benefits payable under the group health plan of an employer other than General Mills. But it does not include benefits provided under Part A of Medicare in the case of a Subject Person who: (1) is not covered under that Part A; and (2) could become covered under that part only by enrolling and paying the required premium.

Changes made in the Group Contract:

(1) The following will apply when charges within the scope of the Affected Coverages are made for services and supplies furnished a Subject Person, in a Calendar Year and while the Subject Person has protection under those Coverages. The total benefits payable for those charges under those Coverages will be (a) minus (b):

    (a) The total amount that would be payable for those charges under the Affected Coverages in the absence of these Provisions.

    (b) The total amount that is considered to be paid for those charges under Medicare, as described in (2).

    The above will be determined before the rules of the Group Contract for coordination of benefits are applied.

(2) In determining amounts under (1):

    (a) This applies when charges are not actually made because payment under Medicare is based on the "reasonable cost" of services and supplies rather than charges. Charges for those services and supplies will be considered to have been made in the amount of the usual and prevailing charges that would have been made for them in the absence of Medicare.

    (b) The amount considered to be paid under Medicare with respect to services and supplies is the amount of the charges made for those services and supplies, to the extent that:

    (i)  those charges are usual and prevailing; and

    (ii) those services and supplies are within the scope of Full Medicare Coverage. But that amount will not include coinsurance and other amounts which are directly chargeable to the Subject Person under Medicare or would be so chargeable if the Subject Person had Full Medicare Coverage.

(3) Any provision of the Group Contract that excludes a charge for a service or supply to the extent that the service or supply, or any benefit for the charge, is provided by any law or governmental plan, will not apply to Medicare.

(4) The rules of the Group Contract for coordination of benefits are changed as follows:

    (a) The term Program in those rules will not include any coverage under Medicare.

    (b) If a Subject Person incurs an expense for a service or supply during a Claim Determination Period (defined in those rules), that both is an Allowable Expense (defined in those rules) and is within the scope of that person's Medicare coverage, the following will apply. The total Allowable Expenses will be reduced by the amount equal to the benefits that are considered to be paid under Medicare for that service or supply. (See (2)(b) above.)

GENERAL INFORMATION

LIMITS ON ASSIGNMENTS

You may assign your insurance under a Coverage. Unless the Schedule of Benefits states otherwise, the following rules apply to assignments: (1) Insurance under any Coverage providing periodic benefits on account of disability may be assigned only as a gift assignment; (2) Insurance under any other Coverage may be assigned without restriction. Any rights, benefits or privileges that you have as an Employee may be assigned. Prudential will not decide if an assignment does what it is intended to do. Prudential will not be held to know that one has been made unless it or a copy is filed with Prudential through General Mills.

DEFINITIONS

Active Work Requirement: A requirement that you be actively at work at General Mills' place of business, or at any other place that General Mills' business requires you to go.

Calendar Year: A year starting January 1.

Contributory Insurance, Non-contributory Insurance: Contributory Insurance is insurance for which the Contract Holder has the right to require your contributions. Non-contributory Insurance is insurance for which the Contract Holder does not have the right to require your contributions. The Schedule of Benefits shows whether insurance under a Coverage is Contributory Insurance or Non-contributory Insurance.

Coverage: A part of the Booklet consisting of:

(1) A benefit page labeled as a Coverage in its title.

(2) Any page or pages that continue the same kind of benefits.

(3) A Schedule of Benefits entry and other benefit pages or forms that by their terms apply to that kind of benefits.

Covered Person under a Coverage: An Employee or retired employee who is insured for Employee Insurance under that Coverage; a Qualified Dependent for whom an Employee is insured for Dependents Insurance, if any, under that Coverage.

Custodial Care: This means that care that provides a level of routine maintenance for the purpose of meeting personal needs. This is care that can be provided by a lay person who does not have professional qualifications, skills or training. Custodial Care includes, but is not limited to: help in walking and getting into or out of bed; help in bathing, dressing, and eating; help in other functions of daily living of a similar nature; administration of or help in using or applying medications, creams and ointments; routine administration of medical gasses after a regimen of therapy has been set up; routine care of a patient, including functions such as changes of dressings, diapers and protective sheets and periodic turning and positioning in bed; routine care and maintenance in connection with casts, braces and other similar devices, or other equipment and supplies used in treatment of a patient, such as colostomy and ileostomy bags and indwelling catheters; routine tracheostomy care; general supervision of exercise programs including carrying out of maintenance programs of repetitive exercises that do not need the skills of a therapist and are not skilled rehabilitation services.

Dependents Insurance: Insurance on the person of a dependent.

Doctor: A licensed practitioner of the healing arts acting within the scope of the license.

Employee: A person employed by General Mills. The term also applies to that person for any rights after insurance ends.

Employee Insurance: Insurance on the person of an Employee.

General Mills: Collectively, General Mills, Inc. and all of its Affiliates included under the Group Contract.

Hospital: An institution that meets any of these five tests:

* It is accredited as a hospital under the Hospital Accreditation Program of the Joint Commission on Accreditation of Healthcare Organizations.

* It is legally operated, has 24 hour a day supervision by a staff of Doctors, has 24 hour a day nursing service by registered graduate nurses, and complies with (1) or (2):

    (1) It mainly provides general inpatient medical care and treatment of sick and injured persons by the use of medical, diagnostic and major surgical facilities. All such facilities are in it or under its control.

    (2) It mainly provides specialized inpatient medical care and treatment of sick or injured persons by the use of medical and diagnostic facilities (including X-ray and laboratory). All such facilities are in it, under its control, or available to it under a written agreement with a Hospital (as defined above) or with a specialized provider of those facilities.

*   It is an Intermediate Care Facility.

*   It is an alcoholism or drug abuse treatment center that complies with (a),
    (b), or (c):

    (a)  It is licensed as a hospital.

    (b) It is a facility licensed, certified or approved to provide services for the care and treatment of alcoholism or chug abuse by the appropriate agency of the state in which it is located.

    (c) It is accredited as an alcoholism or drug abuse treatment center by the Joint Commission on Accreditation of Healthcare Organizations.

* It is licensed, certified or approved as a free-standing surgical facility by the appropriate agency of the state in which it is located.

But Hospital does not include a nursing home. Neither does it include an institution, or part of one, which: (a) is used mainly as a place for convalescence, rest, nursing care or for the aged; or (b) furnishes mainly homelike or Custodial Care, or training in the routines of daily living; or (c) is mainly a school.

Injury: Injury to the body of a Covered Person.

Intermediate Care Facility: An institution that provides care and treatment of mental, psychoneurotic and personality disorders; alcoholism; or drug abuse through one or more specialized programs and meets all of these three tests:

* It is staffed by registered graduate nurses and other mental health professionals.

* It provides for the clinical supervision of such specialized programs by Doctors who are licensed in the state in which it is located.

*   Each specialized program provided by it must

    (1) provide treatment for no less than three hours nor more than twelve hours per day; and

    (2) furnish a written, individual treatment plan which states specific goals and objectives; and

    (3) maintain, at a minimum, ongoing weekly progress notes which demonstrate periodic review and direct patient evaluation by the attending Doctor; and

    (4)  meet either of these two tests:

         (a) It is accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) to provide the type of specialized program described above; or

         (b) It is licensed, accredited or approved by the appropriate agency in the state in which it is located to provide the type of specialized program described above.

Medicaid: Title XIX (Grants to States for Medical Assistance Programs) of the United States Social Security Act, as amended from time to time.

Medicare: Title XVIII (Health Insurance for the Aged and Disabled) of the United States Social Security Act, as amended from time to time.

Prudential: The Prudential Insurance Company of America.

Sickness: Any disorder of the body or mind of a Covered Person, but not an Injury; pregnancy of a Covered Person, including abortion, miscarriage or childbirth.

You: An Employee.

CLAIM RULES

These rules apply to payment of benefits under a Coverage when the Coverage states that they do.

Proof of Loss: Prudential must be given written proof of the loss for which claim is made under the Coverage. This proof must cover the occurrence, character and extent of that loss. It must be furnished within 90 days after the date of the loss, except that:

(1) If any Coverage provides for periodic payment of benefits at monthly or shorter intervals, the proof of loss for each such period must be furnished within 90 days after its end.

(2) If payment under a Coverage is to be made for charges incurred during a Calendar Year, the proof for that Calendar Year must be furnished within 90 days after its end.

A claim will not be considered valid unless the proof is furnished within these time limits. However, it may not be reasonably possible to do so. In that case, the claim will still be considered valid if the proof is furnished as soon as reasonably possible.

When Benefits are Paid: Benefits are paid when Prudential receives written proof of the loss. But, if a Coverage provides that benefits are payable at equal intervals of a month or less, Prudential will not have to pay those benefits more often.

A benefit unpaid at your death will be paid to your estate. But this does not apply if the Coverage or the Limits on Assignments section on an earlier page states otherwise.

Physical Exam: Prudential, at its own expense, has the right to examine the person whose loss is the basis of claim. Prudential may do this when and as often as is reasonable while the claim is pending.

Legal Action: No action at law or in equity shall be brought to recover on the Group Contract until 60 days after the written proof described above is furnished. No such action shall be brought more than three years after the end of the time within which proof of loss is required.

INCONTESTABILITY OF INSURANCE TO WHICH THE CLAIM RULES APPLY

This limits Prudential's use of your statements in contesting an amount of that insurance for which you are insured. These are statements made to persuade Prudential to effect an amount of that insurance. They will be considered to be made to the best of your knowledge and belief. These rules apply to each statement:

(1) It will not be used in a contest to avoid or reduce that amount of insurance unless:

    (a)  It is in a written application signed by you; and

    (b)  A copy of that application is or has been furnished to you.

(2) It will not be used in the contest after that amount of insurance has been in force, before the contest, for at least two years during your lifetime.

TERMINATION OF COVERAGE

EMPLOYEE AND DEPENDENTS INSURANCE

Coverage for you and your Dependents will terminate at the end of the month in which the first of these occurs:

* Your membership in the Covered Classes for the insurance ends because your employment ends (see below) or for any other reason.

*   The part of the Group Contract providing the insurance ends.

* The insurance is Dependents Insurance and your Employee Insurance under that Coverage ends.

Your Dependents Insurance for a Qualified Dependent under a Coverage will end when that person ceases to be a Qualified Dependent for that Coverage. (See Continued Coverage for an Incapacitated Child below.)

End of Employment: For insurance purposes, your employment will end when you are no longer an Employee actively at work for General Mills, unless the termination is due to your retirement from General Mills. But, under the terms of the Group Contract, the Contract Holder may consider you as still employed in the Covered Classes during certain types of absences from full-time work. This is subject to any time limits or other conditions stated in the Group Contract.

With regard to your health care expense insurance under the Group Contract, your employment in the Covered Classes will not be considered to end while you are absent from work due to leave for which insurance is required to be continued under the Federal Family and Medical Leave Act of 1993 or a state law requiring similar continuation, as reported to Prudential by the Employer.

If you stop active work for any reason, you should contact General Mills at once to determine what arrangements, if any, have been made to continue any of your insurance.

CONTINUATION OF COVERAGE

Continued Coverage for an Incapacitated Child: This applies only to the Dependents Insurance you have for a child under a health care expense Coverage. The insurance for the child will not end on the date the age limit in the definition of Qualified Dependent is reached, if both of these are true

(1) The child is then mentally or physically incapable of earning a living. You must submit proof of such incapacity to General Mills within 31 days of the date your dependent would otherwise lose eligibility for coverage.

(2) The child depends on you for support and maintenance.

If these conditions are met, the age limit will not cause the child to stop being a Qualified Dependent under that Coverage. This will apply as long as the child remains so incapacitated and dependent on you for support and maintenance.

Continued Health Care Expense Insurance at Your or Your Dependents' Option (including rights under COBRA): These provisions apply to the health care expense Coverages of the Group Contract. They describe who has the right to continue insurance under those Coverages and how it may be continued. The provisions are concerned with continuation of your insurance beyond the date it would otherwise have ended.

Right to Continue Insurance: A right under this part is subject to the rest of these provisions:

You have the right to continue your Employee or Employee and Dependents Insurance under the health care expense Coverages of the Group Contract if your insurance under those Coverages would have ended: (1) because your employment ended for a reason other than gross misconduct; or (2) because your work hours were reduced; or (3) because you are no longer actively at work for General Mills on account of your Total Disability.

Solely for the purpose of these provisions, "Total Disability" exists when, due to Sickness or accidental Injury, both of these are true:

(1) You are not able to perform, for wage or profit, the material and substantial duties of your occupation.

(2) After the first two years of Total Disability, you are not able to perform, for wage or profit, the material and substantial duties of any job for which you are, or may become, reasonably fitted by your education, experience or training, including rehabilitative training.

Each of your Qualified Dependents has the right to continue insurance under the health care expense Coverages of the Group Contract if your Dependents Insurance for the Qualified Dependent under those Coverages would have ended:

(1) because your employment ended for a reason other than gross misconduct; or

(2) because your work hours were reduced; or

(3) because you are no longer actively at work for General Mills on account of your Total Disability; or

(4) at your death; or

(5) because you became entitled to Medicare benefits; or

(6) in the case of your spouse, when your spouse ceased to be a Qualified Dependent as a result of divorce or legal separation; or

(7) in the case of your Qualified Dependent child, when your child ceased to be a Qualified Dependent under the rules of the Group Contract.

Notice: This applies if your Dependents Insurance for a Qualified Dependent would have ended due to an event shown in (6) or (7) above. If a person wants to continue the insurance, written notice of the event must be given to General Mills within 60 days after the event shown in (6) or (7) above.

Continuation: General Mills will give a written election notice of the right to continue the insurance. Such notice will state the amount of the payments, if any, required for the continued insurance and the manner in which any payments must be made. If you are a surviving or former spouse whose insurance is continued solely because of the requirements of a Minnesota law, General Mills will, upon your request, provide written verification from The Prudential of the cost of continuation insurance for the spouse and any dependents of the spouse.

If a person wants to continue the insurance, the election notice must be completed and returned to General Mills within 60 days (90 days if the insurance is being continued due to your death) of the later of: (1) the date the insurance would otherwise have ended; or (2) the date the person receives the notice informing him or her of the right to continue. But, in no event, may election be made more than 120 days (150 days if the insurance is being continued due to an event shown in (6) or (7) above) after the date the insurance would otherwise have ended. The first payment for the continued insurance must be made by the 45th day (9Oth day if the insurance is being continued due to your death) after the date the election notice is completed. If this is done, the insurance will be continued until the first of these occurs:

(1) The day 18 months from the earlier of the date: (a) your employment ends for a reason other than (i) gross misconduct or (ii) your Total Disability as defined above, or (b) your work hours are reduced. But, insurance may continue for up to 11 additional months while a person is determined to be disabled under Title II or XVI of the United States Social Security Act if:

    (i) the disability was determined to exist on the date employment ended or work hours were reduced; and

    (ii) the person gives General Mills written notice of the disability within 60 days after the determination of disability is made and within the 18 months after the date employment ended or work hours were reduced.

General Mills must be notified if there is a final determination under the United States Social Security Act that the person is no longer disabled. The notice must be provided within 30 days after the final determination. The insurance will end as of the first month that starts more than 30 days after the determination.

(2) If the insurance is being continued due to your Total Disability, as defined above, the day your Total Disability ends. But, if this (2) would otherwise cause the insurance to end less than 18 months from the earlier of the date your employment ends or your work hours are reduced, then the insurance will not end due to this (2) until the end of that 18 month period.

(3) If the insurance is being continued due to your entitlement to Medicare benefits, the later of (a) the day 36 months from the date the continued insurance was elected and (b) the day 36 months from the date of your entitlement to Medicare benefits.

(4) If the insurance is being continued due to your Qualified Dependent child ceasing to be a Qualified Dependent under the rules of the Group Contract, the later of (a) the day 36 months from the date the continued insurance was elected and (b) the day 36 months from the date the child ceased to be a Qualified Dependent.

(5) If the insurance is being continued due to your divorce or legal separation from your spouse, the date your insurance under the Coverages ends. But, if this (5) would otherwise cause the insurance to end before the day 36 months from the date of your divorce or legal separation, then the insurance will not end due to this (5) until the end of that 36 month period.

(6) If the person fails to make any payment required by General Mills for the continued insurance, the end of the period for which the person has made required payments.

(7) The day the person becomes covered (after the day the person made the election for continuation coverage) under any other health plan for persons in a group, on an insured or uninsured basis. This item (7) does not apply if the insurance is being continued due to your Total Disability, as defined above. Also, this item (7) by itself will not prevent coverage from being continued until the end of any period for which preexisting conditions are excluded or benefits for them are limited under the other health plan.

(8) The part of the Group Contract providing the insurance ends.


While Employee Insurance is continued under this part, all other terms of the Group Contract will apply, except that the For Employee Insurance part of the Delay of Effective Date section will not apply.

While Dependents Insurance is continued under this part, all other terms of the Group Contract will apply, except that benefits under the health care expense Coverages will be paid to the person who elected the continuation right. If the person who elected the continuation right is not living, the following will apply:

(1) If you elected the continuation right, benefits will be paid to:

    (a)  your spouse, if living; or

    (b) your spouse's estate, if your spouse is not living but survived your Qualified Dependent children; or

    (c) the person or institution appearing to Prudential to have assumed the main support of your Qualified Dependent children, if neither (a) nor
         (b) applies.

(2) If your spouse elected the continuation right, benefits will be paid to:

    (a) your spouse's estate, if your spouse survived your Qualified Dependent children; or

    (b) the person or institution appearing to Prudential to have assumed the main support of your Qualified Dependent children, if (a) does not apply.

(3) If your Qualified Dependent child elected the continuation right, benefits will be paid to your Qualified Dependent child's estate.

If an amount is so paid, Prudential will not have to pay that part of your insurance again.

Continued Health Care Expense Insurance for Retirees in the Event of Bankruptcy:
These provisions apply to the health care expense Coverages of the Group Contract. They apply only if coverage for retired Employees and their Dependents is provided under those Coverages. The provisions are concerned with continuation of your insurance beyond the date it would otherwise have ended because General Mills entered into a bankruptcy proceeding under Title Xl, United States Code.

Right to Continue Insurance: A right under this part is subject to the rest of these provisions:

For the purpose of these provisions, reference to your insurance ending includes a substantial elimination of your insurance, provided that it occurs within one year before or after the bankruptcy proceeding begins; and reference to a Qualified Dependent includes a Surviving Spouse if your death occurs: (a) after your retirement from employment with the Employer; and (b) before the date the insurance under the Coverage would have ended because the Employer entered into a Title Xl bankruptcy proceeding.

You have the right to continue your Employee or Employee and Dependents Insurance under the health care expense Coverages of the Group Contract if these two conditions are met:

(1) The insurance under the Coverage would have ended because the Employer entered into a Title Xl bankruptcy proceeding.

(2) You retired from employment with the Employer on or before the date the insurance under the Coverage ended.

Each of your Qualified Dependents (including a Surviving Spouse) has the right to continue insurance under the health care expense Coverages of the Group Contract if your Dependents Insurance for the Qualified Dependent under those Coverages would have ended, provided: (a) the above conditions (1) and (2) are met; and (b) such Qualified Dependent was covered for the insurance on the day prior to the date it would have ended.

Continuation: General Mills will give a written election notice of the right to continue the insurance. Such notice will state the amount of the payments, if any, required for the continued insurance. If a person wants to continue the insurance, the election notice must be completed and returned to General Mills within 60 days of the later of: (1) the date the insurance would otherwise have ended; or (2) the date of the notice informing the person of the right to continue. But, in no event, may election be made more than 120 days after the date the insurance would otherwise have ended. The first payment for the continued insurance must be made by the 45th day after the date the election notice is completed. If this is done, the insurance will be continued until the first of these occurs:

(1) Your death. However, the insurance for your spouse and Qualified Dependent children may be continued for up to 36 months from the date of your death if written notice is given to General Mills within 60 days after your death. See "Notice" (below) for details.

(2) In the case of a person who is a Surviving Spouse of a deceased retired Employee when the coverage would have ended, the date the Surviving Spouse dies.

(3) If the person fails to make any payment required by General Mills for the continued insurance, the end of the period for which the person has made required payments.

(4) The day the person becomes covered (after the day the person made the election for continuation coverage) under any other health plan for persons in a group, on an insured or uninsured basis. This item (4) by itself will not prevent coverage from being continued until the end of any period for which preexisting conditions are excluded or benefits for them are limited under the other health plan.

(5) The part of the Group Contract providing the insurance ends.

Notice: This applies if you die while your Dependents Insurance for a Qualified Dependent is being continued by reason of these provisions. If your Qualified Dependents want to continue the insurance after your death, written notice of the death must be given to General Mills within 60 days after the death.

While Employee Insurance is continued under this part, all other terms of the Group Contract will apply, except that the For Employee Insurance part of the Delay of Effective Date section will not apply.

While Dependents Insurance is continued under this part, all other terms of the Group Contract will apply, except that benefits under the health care expense Coverages will be paid to the person who elected the continuation right. If the person who elected the continuation right is not living, the following will apply

(1) If you elected the continuation right, benefits will be paid to:

    (a)  your spouse, if living; or

    (b) your spouse's estate, if your spouse is not living but survived your Qualified Dependent children; or

    (c) the person or institution appearing to Prudential to have assumed the main support of your Qualified Dependent children, if neither (a) nor
         (b) applies.

(2) If your spouse (including a Surviving Spouse) elected the continuation right, benefits will be paid to:

    (a) your spouse's estate, if your spouse survived your Qualified Dependent children; or

    (b) the person or institution appearing to Prudential to have assumed the main support of your Qualified Dependent children, if (a) does not apply.

(3) If your Qualified Dependent child elected the continuation right, benefits will be paid to your Qualified Dependent child's estate.

If an amount is so paid, Prudential will not have to pay that part of your insurance again.

EXTENSION OF HEALTH CARE PROTECTION

This page applies to a health care expense Coverage when that Coverage states that it does.

A person's protection under the Coverage may be extended after the date that person ceases to be a Covered Person under that Coverage. It will be extended if, on that date, the person is totally disabled from a Sickness or Injury and is under a Doctor's care. The extension is only for that and any related Sickness or Injury. It will be for the time the person remains so disabled from any such Sickness or Injury and under such care, but not beyond one month.

A Coverage will apply during an extension as if the person were still a Covered Person. There are two exceptions. Restorations will not be allowed under the Overall Maximum section of the Major Medical Expense Coverage. And a Coverage will apply only to the extent that other coverage for its Eligible Charges is not provided for the person through the Employer.


CONVERSION PRIVILEGE UNDER HEALTH CARE EXPENSE INSURANCE

This Conversion Privilege applies only to health care expense insurance under the Group Contract (called group health care insurance below).

It describes when and how you, or your spouse or child, may get an individual health care expense insurance contract (called the Converted Contract below) when your group health care insurance, or that of your spouse or child, ends.

Right to Convert

A right under this section is subject to the rest of this Conversion Privilege.

You have the right to get a Converted Contract if your group health care insurance ends for any reason other than:

(a) your failure to pay, when due, any contribution required for an insurance of the Group Contract; or

(b) the end of your employment if you then have the right to elect to continue your group health care insurance.

Your spouse or each of your children has the right to get a Converted Contract if your Dependents Insurance for your spouse or child under the group health care insurance ends for one of these reasons:

(a) Your death.

(b) Your spouse ceases to be a Qualified Dependent, due to divorce or annulment of your marriage.

(c) Your spouse or child ceases to be a Qualified Dependent for any other reason, and you do not have the right to get a Converted Contract at that time.

A child does not have the right to get a Converted Contract while your spouse has that right.

Application and First Premium Payment

The person who has the right to get the Converted Contract must apply for it, and pay the first premium, to Prudential within 31 days after the group health care insurance for that person ends except as follows:

(a) If insurance for your spouse ends because of divorce or annulment of your marriage, the spouse must apply for the Converted Contract and pay the first premium to Prudential within thirty days after the spouse receives notice that insurance is ending; or

(b) If your insurance ends because the Group Contract ends, you must apply for the Converted Contract and pay the first premium to Prudential within thirty days after you receive notice that insurance is ending.

Effective Date

The Converted Contract will take effect on the day after the group health care insurance ends.

Converted Contract

The Converted Contract's form and premiums, and the persons covered by it, will be as stated below.

Form: Any form of Converted Contract that Prudential then makes available. The benefits will comply with any state laws or regulations that may apply. Some of the group health care coverages may not be available under the Converted Contract. The levels of benefits under the Converted Contract may be lower than those of the group health care insurance.

If the person who has the right to get the Converted Contract is a resident of Minnesota, the following will apply:

(a) The person may select a Converted Contract that provides at least the minimum benefits of either a number three, a number two, or a number one qualified plan, as provided by Section 62E.06, subdivisions 1 to 3, of the Minnesota Insurance Laws.

(b) Under any such selected Converted Contract, Pregnancy will be treated the same as any other Sickness.

Premiums: For the Converted Contract, these will be based on Prudential's rates for:

(1) the age and class of risk (but not health) of each person covered under it; and

(2) the type and amount of insurance it provides; and

(3) its premium period. This is the usual one for the Converted Contract. But premiums will not be due less often than quarterly unless the insured agrees.

Persons Covered: Subject to the exceptions below, these are:

(1) If the Converted Contract is issued to you, you and your Qualified Dependents whose group health care insurance ended when yours did.

(2) If your spouse has the right to get a Converted Contract and it is issued to your spouse, your spouse and any of your Qualified Dependent children whose group health care insurance ended at the same time.

(3) If your child has the right to get a Converted Contract and it is issued to your child, only that child.

These are the exceptions to the above rules:

(a) Prudential may issue a separate Converted Contract to any person.

(b) Prudential does not have to issue a Converted Contract covering these persons:

    (i) A person to whom one or more of the items below applies, when the benefits of the Converted Contract, together with the similar benefits provided or available from the sources shown in those items, would result in overinsurance under Prudential's standards.

         (A) The person is a resident of Minnesota and is covered by another qualified plan as defined in Section 62E.02, subdivision 4 of the Minnesota Insurance Laws.

         (B) The person is not a resident of Minnesota and is eligible for coverage (whether or not covered) under any insured or uninsured arrangement for coverage for persons in a group.